SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported: April 18, 2005



                           CHINA NETTV HOLDINGS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


Nevada                            000-26217                   98-0203170
------------------                ----------------           ------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

830-789 West Pender Street, Vancouver, B.C. Canada          V6C 1H2
------------------------------------------------------      ---------
(Address of principal executive offices)                    (Postal Code)


Registrant's telephone number, including area code:   (604) 689-4407
                                                      --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

        None


Item 1.02 Termination of a Material Definitive Agreement

        None

Item 1.03 Bankruptcy or Receivership

        None


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

        None

Item 2.02 Results of Operations and Financial Condition

        None

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

        None

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

        None

Item 2.05 Costs Associated with Exit or Disposal Activities

        None

Item 2.06 Material Impairments

        None


Section 3 - Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        None

Item 3.02 Unregistered Sales of Equity Securities

On March 21, 2005, the Company closed a non-brokered private placement for 48,000,000 units at US$0.05 per unit for total proceeds of US$2,400,000. Each unit consists of one common share and one non-transferable share purchase warrant entitling the holder to purchase one common share for two years, at US$0.08 per share in the first year or US$0.25 in the second year exercisable till March 14, 2007.


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

Item 3.03 Material Modification to Rights of Security Holders

        None


Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Account

        None

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

        None.


Section 5 - Corporate Governance and Mangement

Item 5.01 Changes in Control of Registrant

        None

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        None

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

        None

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

        None

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provi-sion of the Code of Ethics.

        None

Section 6 - [Reserved]


Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

        None


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

Section 8 - Other Events

Item 8.01 Other Events

Proceeds from the funds will be utilized for working capital purposes and associated development of the Company's 25 prospects (including the leading project, the gold-copper Xietongmen prospect) in South West China.

China NetTV Holdings, Inc. has acquired the 65% direct or indirect rights or options to, or interests in the properties owned by Honglu Investment Holdings, Inc. ("collectively "Additional Rights") by an agreement with Honglu sharehold-ers to meet certain annual and land payments and exploration/work commitments.

The prospects represent a broad array of precious/base metal and industrial mineral targets and are at various stages of exploration, development, and/or production.

On April 18, 2005, the Company announced that drilling has begun at the Xietongmen copper-gold property. The project is a joint venture between China NetTV Holdings Inc. and Continental Minerals Corporation (a Hunter Dickinson Group company).

The Xietongmen property hosts disseminated and quartz-stockwork copper and gold mineralization, occurring within a four-kilometre long alteration zone. Recently, this area was tested by two vertical diamond drill holes and a 200-metre long underground adit. Long continuous intervals of copper and gold mineralization with good grades were encountered. Intersections included 235 metres of 0.47% copper and 0.58 g/t gold in drill hole ZK0301, 207 metres of 0.68% copper and 1.43 g/t gold in drill hole ZK0701.Channel samples in a crosscut accessed by adit PD-04 returned 76 metres of 1.23% copper and 1.91 g/t gold. The alteration zone is open in all directions, indicating excellent potential to outline a high-grade porphyry-style mineral deposit.

The planned Phase 1 program encompasses 8,000 meters of drilling in approximately 26 holes. Two drills are currently running, with potential to expand to four later in the program. Drilling is focused in an area measuring approximately 250 meters by 300 meters to infill between and step out from the high-grade drill holes and cross cut. Drill holes are planned at a 50 meters spacing to confirm the continuity and structural controls and orientation. If successful, a more extensive second phase program is planned. Phase 2 drilling would step out at a 100 meters spacing to expand the coverage to an area of 800 meters by 1000 meters.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

        A.  Financial Statements - None

        B.  Exhibits -  None




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



                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2005               China NetTV Holdings, Inc.



                                    By: /s/ Anthony Garson
                                        ----------------------------------------
                                        Anthony Garson, President/CEO












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